Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-233824) on Form S-8 and the Registration Statement (No. 333-274509) on Form S-3 of Alerus Financial Corporation of our report dated March 8, 2024, relating to the consolidated financial statements of Alerus Financial Corporation, appearing in this Annual Report on Form 10-K of Alerus Financial Corporation for the year ended December 31, 2023.

/s/ RSM US LLP

Des Moines, Iowa

March 8, 2024